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                                                                   EXHIBIT 4.9

                          FIRST SUPPLEMENTAL INDENTURE

                  This FIRST SUPPLEMENTAL INDENTURE, dated as of June 26, 2000 (the "FIRST SUPPLEMENTAL Indenture"), is made and entered into by and between American Restaurant Group, Inc., a Delaware corporation (the "COMPANY"), ARG Terra, Inc., a Delaware corporation, the Guarantee signatory hereto and U.S. Trust Company, National Association, (formerly known as U.S. Trust Company of California, N.A.) as trustee (the "TRUSTEE"), under an Indenture, dated as of February 25, 1998, between the Company and the Trustee, (the "INDENTURE"). All capitalized terms used in this First Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise.

                                    RECITALS

                  WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to make any change that would provide any additional rights or benefits to the Holders of the Notes;

                  WHEREAS, the Company has formed a new Subsidiary called ARG Terra, Inc. ("ARG TERRA"; collectively with the Company, the "COMPANY PARTIES");

                  WHEREAS, ARG Terra will be a Restricted Subsidiary under the Indenture and, as a Restricted Subsidiary, is required to deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which ARG Terra will unconditionally guarantee all of the Company's Obligations;

                  WHEREAS, the Boards of Directors of each Company Party have approved ARG Terra becoming a party to the Indenture and the Security Documents; and

                  WHEREAS, the Boards of Directors of the Company has approved the matters set forth in this First Supplemental Indenture and the Company and the Trustee are executing and delivering this First Supplemental Indenture in order to provide therefor.

                  NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE
                             AMENDMENT TO INDENTURE

Section 1.1 DEFINITIONS. The following definitions are hereby amended and restated in their entirety:

"GUARANTORS" means all direct or indirect current and future Restricted Subsidiaries (including, without limitation, ARG Terra, Inc.), other than Black Angus Enterprises of Idaho, Inc. ("IDAHO, Inc.") until the Company or any of its Subsidiaries makes an Investment in Idaho, Inc.


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"RESTRICTED SUBSIDIARY" means a Subsidiary (including, without limitation, ARG
Terra, Inc.) other than an Unrestricted Subsidiary.

Section 1.2 SIGNATURE PAGE OF THE INDENTURE. The signature page of the Indenture is hereby amended by adding ARG Terra, Inc. as a Guarantor.

                                   ARTICLE TWO
                               GENERAL PROVISIONS

Section 2.1. EFFECTIVENESS OF AMENDMENT. This First Supplemental Indenture is effective as of the date first written above.

Section 2.2. RATIFICATION OF INDENTURE. The Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this First Supplemental Indenture. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture, and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 2.3. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Simultaneously with and as a condition to the execution of this First Supplemental Indenture, the Company is delivering to the Trustee:

(a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee meeting the requirements set forth in Sections 4.4, 4.10, 4.11, 5.1, 7.1, 7.2, 9.1, 9.6, 10.3, 10.4, 11.4 and 11.5 of the Indenture; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee meeting the requirements set forth in Sections 4.4, 4.10, 4.11, 5.1, 7.1, 7.2, 9.1, 9.6, 10.3, 10.4, 11.4 and 11.5 of the Indenture.

Section 2.4. EFFECT OF HEADINGS. The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

Section 2.5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 2.6. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by facsimile transmission shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.



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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                                AMERICAN RESTAURANT GROUP, INC.,
                                                a Delaware corporation


                                                By:   /s/ Patrick J. Kelvie
                                                      ----------------------
                                                      Name: Patrick J. Kelvie
                                                      Title: Vice President

Attest:
/s/ Ken Di Lillo
--------------------------------
Name: Ken Di Lillo
Title: Treasurer & Asst. Secretary

                                                ARG TERRA, INC.


                                                By:  /s/ Patrick J. Kelvie
                                                     ----------------------
                                                      Name: Patrick J. Kelvie
                                                      Title: Secretary

Attest:
/s/ Ken Di Lillo
---------------------------------
Name: Ken Di Lillo
Title: Treasurer & Asst. Secretary
American Restaurant Group, Inc.

                                                U.S. TRUST COMPANY, NATIONAL
                                                ASSOCIATION
                                                as Trustee

                                                By:  /s/ M. Deborah Gibbons
                                                     ------------------------
                                                     Name: M. Deborah Gibbons
                                                     Title: Vice President


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                                   GUARANTORS

ARG ENTERPRISES, INC.


By:   /s/ Patrick J. Kelvie
      ---------------------
Name: Patrick J. Kelvie
Title: Vice President



ARG PROPERTY MANAGEMENT CORPORATION


By:   /s/ Patrick J. Kelvie
      ----------------------
Name: Patrick J. Kelvie
Title: Vice President



GRANDY'S, INC.


By:   /s/ Patrick J. Kelvie
      ----------------------
Name: Patrick J. Kelvie
Title: Vice President



SPOONS RESTAURANTS, INC.


By:   /s/ Patrick J. Kelvie
      -----------------------
Name: Patrick J. Kelvie
Title: Vice President


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LOCAL FAVORITE, INC.


By:   /s/ Patrick J. Kelvie
      ------------------------
Name: Patrick J. Kelvie
Title: Vice President



SPECTRUM FOODS, INC.


By:   /s/ Patrick J. Kelvie
      ------------------------
Name: Patrick J. Kelvie
Title: Vice President